Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

               May 31, 2005
               Thomas S. Irwin (954) 987-4000 ext. 7560
               Victor H. Mendelson (305) 374-1745 ext. 7590

   HEICO REPORTS RECORD QUARTERLY SALES AND OPERATING INCOME IN SECOND QUARTER

         40% Increase in Operating Income on 27% Increase in Net Sales; Net Income up 39%; Raises Fiscal 2005 Sales & Earnings Targets

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported that net income for the second quarter of fiscal 2005 increased 39% to $5,713,000, or 22 cents per diluted share, from $4,108,000, or 16 cents per diluted share, in the second quarter of fiscal 2004.

Operating income increased 40% to $11,433,000 for the second quarter of fiscal 2005 from $8,172,000 for the second quarter of fiscal 2004.

Net sales for the second quarter of fiscal 2005 were up 27% to $66,973,000 from $52,793,000 in the second quarter of fiscal 2004.

For the first six months of fiscal 2005, net income increased 38% to $10,141,000, or 39 cents per diluted share, from $7,349,000, or 29 cents per diluted share, in the first six months of fiscal 2004. Operating income increased 36% to $20,094,000 for the first six months of fiscal 2005 from $14,745,000 for the first six months of fiscal 2004. Net sales increased 25% to $123,954,000 in the first six months of fiscal 2005 from $98,944,000 in the first six months of 2004.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) receives
1/10 vote per share and the Common Stock (HEI) receives one vote per share.)

Laurans A. Mendelson, HEICO's Chairman, President & Chief Executive Officer, remarked,

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

"We are extremely pleased to report record quarterly sales and operating income in our fiscal 2005 second quarter results. Both our Flight Support Group and our Electronic Technologies Group reported increased sales of 22% and 39%, respectively, over the second quarter of fiscal 2004. All the sales increase within the Flight Support Group was organic growth, reflecting the continued recovery in aftermarket demand within the commercial airline industry, as well as our continued success in the development of new products and services for our customers. The sales increase within our Electronic Technologies Group reflects both strategic acquisitions and organic growth. Organic revenue growth within the Electronic Technologies Group approximated 9% in the second quarter of fiscal 2005 when compared to net sales in the second quarter of fiscal 2004.

Operating income of our Flight Support Group increased 48% to $8.9 million for the second quarter of fiscal 2005 up from $6.0 million for the second quarter of fiscal 2004 and increased 45% to $16.5 million for the first six months of fiscal 2005 up from $11.3 million for the first six months of fiscal 2004. The increase in operating income of the Flight Support Group for the second quarter of fiscal 2005 and the first six months of fiscal 2005 reflects both the increase in net sales and higher operating margins resulting principally from improved operating efficiencies. Operating margins of the Flight Support Group improved to 19.3% in the second quarter of fiscal 2005 from 15.9% in the second quarter of fiscal 2004 and improved to 18.6% in the first six months of fiscal 2005 from 15.8% for the first six months of fiscal 2004.

Operating income of our Electronic Technologies Group increased 14% to $4.2 million for the second quarter of fiscal 2005 up from $3.7 million for the second quarter of fiscal 2004 and increased 8% to $6.7 million for the first six months of fiscal 2005 up from $6.2 million for the first six months of fiscal 2004. Operating margins of the Electronic Technologies Group were 20.1% in the second quarter of fiscal 2005 and 18.7% in the first six months of fiscal 2005, an improvement over operating margins of 16.7% in the first quarter of fiscal 2005, versus 24.5% in the second quarter of fiscal 2004 and 22.8% for the first six months of fiscal 2004. Based on the current backlog within our Electronic Technologies Group, we expect operating margins for the second half of fiscal 2005 to return to a level approximating the operating margins we experienced in fiscal 2004.

Our consolidated operating margins improved to 17.1% in the second quarter of fiscal 2005 from 15.5% in the second quarter of fiscal 2004 and 16.2% for the first six months of fiscal 2005 from 14.9% for the first six months of fiscal 2004.

Cash flow from operating activities for the first half of fiscal 2005 totaled $11.5 million versus $16.7 million in the first half of fiscal 2004 principally due to a higher investment in inventories required to meet increased sales demand and increased accounts receivable due to the higher sales levels. We continue to target cash flow from operating activities in the range of $40 million with a net capital expenditure budget of approximately $6 to $8 million for fiscal 2005.

Based on our strong operating results year to date and current market conditions, we are raising our target for fiscal 2005 consolidated sales to a range of $250 to $260 million and diluted net income per share to a range of $.84 to $.86. The net sales and earnings targets exclude the impact of additional acquisitions, if any. The earnings target compares very favorably to the

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$.80 per diluted share reported in fiscal 2004 since the 2004 results included the net impact of $.13 per diluted share from life insurance proceeds ($.16 per diluted share) reduced by restructuring expenses ($.02 per diluted share) and litigation-related expenses ($.01 per diluted share). The Company does not give guidance on quarterly sales or earnings."

As previously announced, HEICO will hold a conference call on Wednesday, June 1, 2005 at 9:00 a.m. Eastern Daylight Time to discuss its second quarter results. Individuals wishing to participate in the conference call should dial:
U.S./Canada/International/Local 302-709-8328, wait for the conference operator and provide the operator with the "Verbal" Passcode/Conference ID VM294484. A digital replay will be available one hour after the completion of the conference for 14 days. To access, dial: U.S./Canada/International/Local 402-220-2946 and enter Passcode/Conference ID 294484#.

There are currently approximately 14.5 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 10.0 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO's two classes of common stock on most web sites are HEI.A and HEI. However, some web sites change HEICO's Class A Common Stock stock symbol (HEI.A) to HEI/A or HEIa.

HEICO Corporation is engaged primarily in certain niche segments of the aviation, defense, space and electronics industries through its Hollywood, FL-based HEICO Aerospace Holdings Corp. subsidiary and its Miami, FL-based HEICO Electronic Technologies Corp. subsidiary. HEICO's customers include a majority of the world's airlines and airmotives as well as numerous defense and space contractors and military agencies worldwide in addition to telecommunications, electronics and medical equipment manufacturers. For more information about HEICO, please visit our web site at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including, but not limited to: lower demand for commercial air travel or airline fleet changes, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense or space spending by U.S. and/or foreign customers, or competition from existing and new competitors, which could reduce our sales; HEICO's ability to introduce new products and product pricing levels, which could reduce our sales or sales growth; HEICO's ability to make acquisitions and achieve operating synergies from acquired businesses, customer credit risk, interest rates and economic conditions within and outside of the aviation, defense, space and electronics industries, which could negatively impact our costs and revenues; and HEICO's ability to maintain effective internal controls, which could adversely affect our business and the market price of our common stock. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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HEICO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                         THREE MONTHS ENDED APRIL 30,
                                                        -----------------------------
                                                            2005            2004
                                                        -------------   -------------
Net sales                                               $  66,973,000   $  52,793,000
Cost of sales                                              41,928,000      34,079,000
Selling, general and administrative expenses               13,612,000      10,542,000
                                                        -------------   -------------
Operating income                                           11,433,000       8,172,000
Interest expense                                             (300,000)       (301,000)
Interest and other income                                      44,000           4,000
                                                        -------------   -------------
Income before income taxes and minority interests          11,177,000       7,875,000
Income tax expense                                          4,213,000       2,701,000
                                                        -------------   -------------
Income before minority interests                            6,964,000       5,174,000
Minority interests' share of income                         1,251,000       1,066,000
                                                        -------------   -------------
Net income                                              $   5,713,000   $   4,108,000
                                                        =============   =============
Net income per share:
    Basic                                               $         .23   $         .17
    Diluted                                             $         .22   $         .16

Weighted average number of common shares outstanding:
    Basic                                                  24,446,997      24,048,105
    Diluted                                                26,259,988      25,741,078

                                                         THREE MONTHS ENDED APRIL 30,
                                                        -----------------------------
                                                            2005            2004
                                                        -------------   -------------
Operating segment information: -
    Net sales:
        Flight Support Group                            $  46,053,000   $  37,710,000
        Electronic Technologies Group                      20,987,000      15,143,000
        Intersegment sales                                    (67,000)        (60,000)
                                                        -------------   -------------
                                                        $  66,973,000   $  52,793,000
                                                        =============   =============
    Operating income:
        Flight Support Group                            $   8,869,000   $   6,012,000
        Electronic Technologies Group                       4,219,000       3,703,000
        Other, primarily corporate                         (1,655,000)     (1,543,000)
                                                        -------------   -------------
                                                        $  11,433,000   $   8,172,000
                                                        =============   =============

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HEICO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                          SIX MONTHS ENDED APRIL 30,
                                                        -----------------------------
                                                            2005            2004
                                                        -------------   -------------
Net sales                                               $ 123,954,000   $  98,944,000
Cost of sales                                              78,629,000      64,694,000
Selling, general and administrative expenses               25,231,000      19,505,000
                                                        -------------   -------------
Operating income                                           20,094,000      14,745,000
Interest expense                                             (533,000)       (632,000)
Interest and other income                                      80,000           2,000
                                                        -------------   -------------
Income before income taxes and minority interests          19,641,000      14,115,000
Income tax expense                                          7,136,000       4,856,000
                                                        -------------   -------------
Income before minority interests                           12,505,000       9,259,000
Minority interests' share of income                         2,364,000       1,910,000
                                                        -------------   -------------
Net income                                              $  10,141,000   $   7,349,000
                                                        =============   =============
Net income per share:
    Basic                                               $         .42   $         .31
    Diluted                                             $         .39   $         .29

Weighted average number of common shares outstanding:
    Basic                                                  24,387,667      23,896,675
    Diluted                                                26,236,782      25,687,039

                                                          SIX MONTHS ENDED APRIL 30,
                                                        -----------------------------
                                                            2005            2004
                                                        -------------   -------------
Operating segment information: -
    Net sales:
        Flight Support Group                            $  88,316,000   $  71,967,000
        Electronic Technologies Group                      35,761,000      27,082,000
        Intersegment sales                                   (123,000)       (105,000)
                                                        -------------   -------------
                                                        $ 123,954,000   $  98,944,000
                                                        =============   =============
    Operating income:
        Flight Support Group                            $  16,467,000   $  11,338,000
        Electronic Technologies Group                       6,681,000       6,187,000
        Other, primarily corporate                         (3,054,000)     (2,780,000)
                                                        -------------   -------------
                                                        $  20,094,000   $  14,745,000
                                                        =============   =============

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HEICO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

                                                          APRIL 30,      OCTOBER 31,
                                                            2005            2004
                                                        -------------   -------------
Cash and cash equivalents                               $   2,449,000   $     214,000
Accounts receivable, net                                   42,892,000      36,798,000
Inventories                                                54,470,000      48,020,000
Prepaid expenses and other current assets                   9,674,000       8,880,000
                                                        -------------   -------------
    Total current assets                                  109,485,000      93,912,000
Property, plant and equipment, net                         40,614,000      40,558,000
Goodwill                                                  232,303,000     216,674,000
Other assets                                               10,920,000      13,111,000
                                                        -------------   -------------
    Total assets                                        $ 393,322,000   $ 364,255,000
                                                        =============   =============
Current maturities of long-term debt                    $      58,000   $      58,000
Other current liabilities                                  34,420,000      31,984,000
                                                        -------------   -------------
    Total current liabilities                              34,478,000      32,042,000
Long-term debt, net of current maturities                  27,042,000      18,071,000
Deferred income taxes                                      18,155,000      16,262,000
Other non-current liabilities                               6,573,000       5,834,000
                                                        -------------   -------------
    Total liabilities                                      86,248,000      72,209,000
Minority interests in consolidated subsidiaries            46,759,000      44,644,000
Shareholders' equity                                      260,315,000     247,402,000
                                                        -------------   -------------
    Total liabilities and shareholders' equity          $ 393,322,000   $ 364,255,000
                                                        =============   =============

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                          SIX MONTHS ENDED APRIL 30,
                                                        -----------------------------
                                                            2005            2004
                                                        -------------   -------------
Operating Activities:
  Net income                                            $  10,141,000   $   7,349,000
  Depreciation and amortization                             3,503,000       3,415,000
  Deferred income tax provision                             1,351,000       1,716,000
  Minority interests' share of income                       2,364,000       1,910,000
  Tax benefit from stock option exercises                   2,580,000       1,258,000
  Increase in accounts receivable                          (3,989,000)     (1,198,000)
  (Increase) decrease in inventories                       (4,471,000)      2,418,000
  Other                                                        20,000        (123,000)
                                                        -------------   -------------
      Net cash provided by operating activities            11,499,000      16,745,000
                                                        -------------   -------------
Investing Activities:
  Acquisitions and related costs, net of
   cash acquired                                          (18,419,000)    (27,581,000)
  Capital expenditures                                     (3,029,000)     (2,589,000)
  Proceeds from sale of building held for sale              3,520,000               -
  Other                                                      (251,000)       (371,000)
                                                        -------------   -------------
      Net cash used in investing activities               (18,179,000)    (30,541,000)
                                                        -------------   -------------
Financing Activities:
  Borrowings on revolving credit facility, net              9,000,000      12,000,000
  Cash dividend paid                                         (610,000)       (596,000)
  Proceeds from stock option exercises                        801,000         684,000
  Other                                                      (276,000)        832,000
                                                        -------------   -------------
      Net cash provided by financing activities             8,915,000      12,920,000
                                                        -------------   -------------
Net increase (decrease) in cash and cash equivalents        2,235,000        (876,000)
Cash and cash equivalents at beginning of year                214,000       4,321,000
                                                        -------------   -------------
Cash and cash equivalents at end of period              $   2,449,000   $   3,445,000
                                                        =============   =============